UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015 (March 10, 2015)

SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 26, 2015, Silicon Image, Inc., a Delaware corporation (the “Company”), Lattice Semiconductor Corporation, a Delaware corporation (“Parent”), and Cayabyab Merger Company, a Delaware corporation and wholly owned subsidiary of Parent (the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, the Purchaser commenced a cash tender offer to acquire all outstanding shares of the Company’s common stock (each, a “Share”) at a purchase price of $7.30 per Share (the “Offer Price”) , net to the seller in cash, without interest and less any applicable withholding tax, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 9, 2015 (as amended or supplemented, the “Offer to Purchase”) and in the related Letter of Transmittal (as amended or supplemented, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

On March 10, 2015, Parent announced the completion of the Offer. The Offer expired at 12:00 midnight, New York City time, at the end of the day on March 9, 2015. Purchaser and Parent have been advised by Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), that, as of the expiration of the Offer, a total of 64,379,310 Shares had been validly tendered into and not withdrawn pursuant to the Offer, representing approximately 81.6% of the outstanding Shares as of 12:00 midnight, New York City time, at the end of the day on March 9, 2015. Additionally, the Depositary has advised Parent and the Purchaser that an additional 1,931,865 Shares had been tendered by notice of guaranteed delivery, representing approximately 2.4% of the outstanding Shares at such time. The Purchaser has accepted for payment all Shares validly tendered pursuant to the Offer and not properly withdrawn.

On March 10, 2015, the Purchaser merged with and into the Company, with the Company surviving the merger and continuing as a wholly owned subsidiary of Parent (the “Merger”). As a result of the purchase of the Shares pursuant to the Offer, which Shares represented a majority of the outstanding Shares on a fully-diluted basis, the Purchaser and Parent consummated the Merger under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) without a vote of the stockholders of the Company pursuant to Delaware law. At the effective time of the Merger (the “Effective Time”), each outstanding Share, other than (i) Shares that are owned by the Company, the Purchaser or Parent (or any of their direct or indirect wholly owned subsidiaries) and (ii) Shares owned by stockholders of the Company who properly exercise and perfect their appraisal rights under Section 262 of the DGCL with respect to such Shares, if any, was converted into the right to receive an amount of cash equal to the Offer Price, less any applicable tax withholding.

On March 10, 2015, Parent issued a press release announcing the expiration and results of the Offer and the consummation of the Merger. A copy of the press release included as Exhibit 99.1 hereto was filed as Exhibit (a)(5)(J) to Lattice Semiconductor’s Amendment No. 3 to the Tender Offer Statement on Schedule TO filed by Lattice Semiconductor and Purchaser on March 10, 2015 and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, the Company requested that the Shares be withdrawn from listing on the NASDAQ Global Select Market as of the close of market on March 10, 2015. Accordingly, on March 10, 2015, the NASDAQ Stock Market, LLC (the “NASDAQ”) filed with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Shares were delisted from the NASDAQ. The Company intends to file with the SEC a Form 15 under the Exchange Act relating to the Shares, which will terminate and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, respectively.

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger and at the Effective Time of the Merger, each issued and outstanding Share, other than (i) Shares that are owned by the Company, the Purchaser or Parent (or any of their direct or indirect wholly owned subsidiaries) and (ii) Shares owned by stockholders of the Company who properly exercise and perfect their appraisal rights under Section 262 of the DGCL with respect to such Shares, if any, was automatically cancelled and converted into the right to receive an amount of cash equal to the Offer Price, less any applicable tax withholding. At the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company (other than their right to receive an amount of cash equal to the Offer Price, less any applicable withholding tax).

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01. Changes in Control of Registrant.

As a result of the completion of the Offer, a change of control of the Company occurred. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein. The cost to acquire all of the outstanding Shares of the Company pursuant to the Offer and the Merger, and in connection with the cancellation or assumption of all outstanding equity awards granted by the Company, was approximately $606.6 million. Such payments were funded by a combination of debt financing and cash on hand.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of the Purchaser immediately prior to the Effective Time became the directors and officers of the Company following the Effective Time. Accordingly, at the Effective Time, each of Camillo Martino, William Raduchel, Peter Hanelt, Masood Jabbar, William George and Umesh Padval ceased to be directors of the Company and any committee thereof. No director resigned because of any disagreement with the Company on any matter relating to the Company’s operation, policies, or practices. Effective prior to the expiration of the Offer, Edward Lopez, Chief Legal and Administrative Officer, Timothy Vehling, Senior Vice President, Connectivity Group, Seamus Meagher, Vice President, Worldwide Sales, Khurram Sheikh, Chief Strategy and Technology Officer and Stanley Mbugua, Corporate Controller, ceased being executive officers of the Company. At the Effective Time, Camillo Martino, the Chief Executive Officer, and Raymond Cook, the Chief Financial Officer, ceased being executive officers of the Company.

Also at the Effective Time, Darin G. Billerbeck (age 55) assumed the role of director and President of the Company, Joe G. Bedewi (age 55) assumed the role of director and Treasurer of the Company and Byron W. Milstead (age 58) assumed the role of director and Secretary of the Company. At the time Messrs. Billerbeck, Bedewi and Milstead assumed the roles of directors, it had not yet been determined on which committees, if any, of the Board of Directors of the Company Messrs. Billerbeck, Bedewi and Milstead would serve.

The information required by Item 5.02 of Form 8-K regarding the new directors and executive officers of the Company has been previously disclosed in Schedule 1 of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by the Purchaser and Parent with the SEC on February 9, 2015, which is included as Exhibit 20.1 to this report, and such information is incorporated by reference herein.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s Amended and Restated Certificate of Incorporation was amended and restated (the “Amended Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws were amended and restated (the “Amended Bylaws”).

The Amended Certificate of Incorporation and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2 respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Silicon Image, Inc.*

3.2	Amended and Restated Bylaws of Silicon Image, Inc.*

20.1

Schedule 1 of the Offer to Purchase dated February 9, 2015, as amended (incorporated by reference to Exhibit (a)(1)(A) to Lattice Semiconductor’s Tender Offer Statement on Schedule TO filed on February 9, 2015, as amended February 26, 2015, February 27, 2015 and March 10, 2015)

99.1	Press Release of Lattice Semiconductor dated March 10, 2015 (incorporated by reference to Exhibit (a)(5)(J) to Lattice Semiconductor’s Amendment No. 3 to the Tender Offer Statement on Schedule TO, filed on March 10, 2015).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2015	SILICON IMAGE, INC.

	By:	/s/ Byron W. Milstead
Byron W. Milstead
Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Silicon Image, Inc.*

3.2	Amended and Restated Bylaws of Silicon Image, Inc.*

20.1

Schedule 1 of the Offer to Purchase dated February 9, 2015, as amended (incorporated by reference to Exhibit (a)(1)(A) to Lattice Semiconductor’s Tender Offer Statement on Schedule TO filed on February 9, 2015, as amended February 26, 2015, February 27, 2015 and March 10, 2015)

99.1	Press Release of Lattice Semiconductor dated March 10, 2015 (incorporated by reference to Exhibit (a)(5)(J) to Lattice Semiconductor’s Amendment No. 3 to the Tender Offer Statement on Schedule TO, filed on March 10, 2015).

*	Filed herewith